Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACTS
Intervoice, Inc.
Craig Holmes
Chief Financial Officer
+1 (972) 454-8708

19-04

Intervoice Announces Fiscal Fourth Quarter Results

Sales of $43.5 Million and Net Income of $0.09 Per Share

DALLAS — April 6, 2004 — Intervoice, Inc. (Nasdaq: INTV) today reported revenues of $43.5 million for its fourth quarter ended February 29, 2004, a 14 percent increase from $38.2 million posted in the same quarter last year. Net income for the fourth quarter was $3.2 million, or $0.09 per diluted share and included a previously disclosed $488,000 non-cash pretax charge related to unamortized debt acquisition costs associated with a term loan refinanced during the quarter. Also, during the quarter, the U.S. dollar weakened against the U.K. pound sterling. This and other exchange rate changes resulted in a $1.4 million pretax charge.

Solutions revenue, formerly called systems revenue, grew six percent to $22.9 million in the fourth quarter as compared to the fourth quarter of the prior year, while recurring services revenue of $20.6 million grew 23 percent over the same period last year. The Company’s overall gross margin increased to 54.9 percent of sales from 52.2 percent in the same period last year. Selling, general and administrative expenses of $13.1 million for the fourth quarter of the current year are down from the third quarter primarily due to the favorable resolution during the current quarter of certain previously accrued liabilities totaling $800,000. Operating expenses in the fourth quarter of the prior year included $16.7 million in charges related to the impairment of acquisition related intangible assets.

The Company’s solutions backlog was $31.7 million at February 29, 2004, down from $34.0 million at November 30, 2003. Backlog at February 29, 2004, does not include the previously announced $12.5 million and $4.2 million solutions orders which were received by the Company subsequent to the end of the fourth quarter. During the fourth quarter, cash balances increased by $2.2 million to $40.9 million, and the Company reduced its debt balance to $13.1 million through repayments totaling $1.5 million.

“We are pleased to report a very strong quarter and our fourth consecutive quarter of continued growth in revenues,” said Craig Holmes, the Company’s Executive Vice President and Chief Financial Officer. “We are encouraged by our recently announced large solutions orders, and are pleased with our exceptionally strong recurring services revenue increases in fiscal 2004. We are committed to providing attractive deployment alternatives and market-leading voice automation solutions to the enterprise, network and developer markets.”

“Intervoice had a solid fiscal 2004 as we continued to build on our 20 years of industry expertise, improved our financial position, and strengthened our leading global position in speech applications. We believe the Company’s long-term outlook continues to be favorable and currently believe revenues for the first quarter of fiscal 2005 will be in the $40 million to $45 million range,” said David Brandenburg, the Company’s Chairman and CEO. “Additionally, we were pleased to have participated alongside Microsoft at the AVIOS Speech Developers Conference and SpeechTek Spring Expo last week in San Francisco. Intervoice President Bob Ritchey’s keynote presentation was well received, and we look forward to sharing highlights of the conference, in addition to discussing details of our fourth quarter and outlook for the future in tomorrow’s conference call with investors.”

The Company has scheduled a conference call for 10:30 a.m. central daylight time on Wednesday, April 7, 2004, to discuss its fourth quarter results and its outlook for the future. To participate in the call, dial 719-457-2692. The conference call confirmation code is 411829. A replay of the call will be available at the Company’s Web site: www.intervoice.com.

Intervoice, Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release, including without limitation, any and all statements regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, potential future revenues, and industry conditions, are forward–looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Reports filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties sometimes in the past have affected, and in the future could affect, Intervoice’s actual results and cause such results to differ materially from the forward-looking statements in this press release.

About Intervoice
With more than 20 years of experience, Intervoice, Inc. (NASDAQ: INTV) creates measurable business value by applying innovative speech technology to optimize voice automation solutions. Intervoice provides developers, enterprises and carriers with the platform, software and services necessary to enable an interactive dialogue with technology, resulting in improved operational efficiencies, revenue, and customer satisfaction. Omvia®, the open, standards-based Intervoice product suite, consists of advanced messaging, portal, IVR and payment applications. The Omvia Voice Framework is the most open voice solution on the market, allowing unparalleled scalability and flexibility within a traditional, VXML or SALT environment. Intervoice has more than 22,000 active deployments worldwide including Ameritrade, Amtrak, Citibank, MasterCard, O2, Rogers AT&T Wireless, SBC, Travelocity, Verizon and Vodafone. A Microsoft Certified Partner, Intervoice is headquartered in Dallas with offices in Europe, the Middle East, South America, Africa and Asia-Pacific. For more information, visit www.intervoice.com.

INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 29,	February 28,
	2004	2003
	(In thousands, except share
	and per share data)
ASSETS
Current Assets
Cash and cash equivalents	$40,859	$26,211
Trade accounts receivable, net of allowance for doubtful accounts of $947 in 2004 and $2,527 in 2003	25,898	25,853
Inventory	8,415	8,895
Prepaid expenses and other current assets	5,087	5,277

	80,259	66,236
Property and Equipment
Land and buildings	16,857	16,708
Computer equipment and software	39,073	32,660
Furniture, fixtures and other	3,190	2,667
Service equipment	9,421	8,744

	68,541	60,779
Less allowance for depreciation	48,325	40,406

	20,216	20,373
Other Assets
Intangible assets, net of accumulated amortization of $34,443 in 2004 and $32,218 in 2003	6,363	9,326
Goodwill	3,401	3,401
Other assets	3,491	1,655

	$113,730	$100,991

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$10,746	$12,513
Accrued expenses	11,919	12,705
Customer deposits	6,625	9,061
Deferred income	24,436	25,478
Current portion of long term borrowings	—	3,333
Income taxes payable	7,379	6,240

	61,105	69,330
Long Term Borrowings	13,101	15,778
Long Term Liabilities	271	856
Deferred Income Taxes	—	44
Stockholders’ Equity
Preferred stock, $100 par value — 2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value — 62,000,000 shares authorized: 35,691,389 issued and outstanding in 2004, 34,111,101 issued and outstanding in 2003	18	17
Additional capital	75,695	65,144
Accumulated deficit	(35,441)	(46,768)
Accumulated other comprehensive loss	(1,019)	(3,410)

	39,523	14,983

	$113,730	$100,991

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	February 29,	February 28,	February 29,	February 28,
	2004	2003	2004	2003
	(In thousands, except share and per share data)
Sales
Solutions	$22,923	$21,536	$83,612	$84,755
Recurring Services	20,587	16,697	81,666	71,457

	43,510	38,233	165,278	156,212

Cost of goods sold
Solutions	12,584	12,017	47,675	60,723
Recurring Services	7,044	6,272	27,603	27,292

	19,628	18,289	75,278	88,015

Gross margin
Solutions	10,339	9,519	35,937	24,032
Recurring Services	13,543	10,425	54,063	44,165

	23,882	19,944	90,000	68,197

Research and development expenses	3,942	5,048	15,193	22,592
Selling, general and administrative expenses	13,071	14,061	53,188	65,941
Amortization of goodwill and acquisition related intangible assets	705	1,776	2,820	7,101
Impairment of goodwill and acquisition related intangible assets	—	16,710	—	16,710

Income (loss) from operations	6,164	(17,651)	18,799	(44,147)
Other income (expense)	(1,250)	200	(1,650)	(658)
Interest expense	(379)	(882)	(1,966)	(4,674)
Loss on extinguishment of debt	(488)	—	(488)	(1,868)

Income (loss) before taxes and the cumulative effect of a change in accounting principle	4,047	(18,333)	14,695	(51,347)
Income taxes (benefit)	840	(521)	3,368	(752)

Income (loss) before the cumulative effect of a change in accounting principle	$3,207	$(17,812)	$11,327	$(50,595)
Cumulative effect on prior years of a change in accounting principle	—	—	—	(15,791)

Net income (loss)	$3,207	$(17,812)	$11,327	$(66,386)

Per Basic Share:
Income (loss) before the cumulative effect of a change in accounting principle	$0.09	$(0.52)	$0.33	$(1.49)
Cumulative effect on prior years of a change in accounting principle	—	—	—	(0.46)

Net income (loss)	$0.09	$(0.52)	$0.33	$(1.95)

Per Diluted Share:
Income (loss) before the cumulative effect of a change in accounting principle	$0.09	$(0.52)	$0.32	$(1.49)
Cumulative effect on prior years of a change in accounting principle	—	—	—	(0.46)

Net income (loss)	$0.09	$(0.52)	$0.32	$(1.95)

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated
	Common Stock		Additional	Accumulated	Other Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance at February 28, 2003	34,111,101	$17	$65,144	$(46,768)	$(3,410)	$14,983
Net income	—	—	—	11,327	—	11,327
Foreign currency translation adjustment	—	—	—	—	2,391	2,391
Tax benefit from exercise of stock options and foreign currency translation	—	—	1,013	—	—	1,013
Extension of stock options	—	—	279	—	—	279
Exercise of stock options	1,580,288	1	9,259	—	—	9,260

Balance at February 29, 2004	35,691,389	$18	$75,695	$(35,441)	$(1,019)	$39,523

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Year Ended
	February 29,	February 28,	February 29,	February 28,
	2004	2003	2004	2003
	(In Thousands)
Operating activities
Income (loss) before the cumulative effect of a change in accounting principle	$3,207	$(17,812)	$11,327	$(50,595)
Adjustments to reconcile income (loss) before the cumulative effect of a change in accounting principle to net cash provided by operating activities:
Depreciation and amortization	2,582	3,758	9,750	16,065
Foreign exchange loss	1,293	126	1,981	246
Impairment of intangible assets	—	16,710	—	16,710
Other changes in operating activities	(5,682)	11,188	(3,949)	41,439

Net cash provided by operating activities	1,400	13,970	19,109	23,865

Investing activities
Purchases of property and equipment	(2,009)	(1,674)	(5,495)	(4,169)
Proceeds from sale of assets	—	27	22	1,890
Purchased software	—	(1)	(50)	(323)

Net cash used in investing activities	(2,009)	(1,648)	(5,523)	(2,602)

Financing activities
Paydown of debt	(6,111)	(2,833)	(10,611)	(44,869)
Premium on debt extinguishment	(10)	—	(20)	(470)
Borrowings	4,601	—	4,601	34,000
Debt issuance costs	—	—	—	(2,515)
Restricted cash	(2,750)	—	(2,750)	—
Exercise of stock options	6,900	62	9,260	192

Net cash provided by (used in) financing activities	2,630	(2,771)	480	(13,662)
Effect of exchange rates on cash	218	182	582	964

Increase in cash and cash equivalents	2,239	9,733	14,648	8,565
Cash and cash equivalents, beginning of period	38,620	16,478	26,211	17,646

Cash and cash equivalents, end of period	$40,859	$26,211	$40,859	$26,211

Intervoice, Inc.
Revenues by Market and Geography
For the Quarter Ended February 29, 2004
Unaudited
($s in 000s)

	North		Rest of
	America		World		Total
Solutions	$13,454	58.7%	$9,469	41.3%	$22,923	100.0%
Customer and Software Support	10,975	72.2%	4,219	27.8%	15,194	100.0%
Managed Services	2,016	37.4%	3,377	62.6%	5,393	100.0%

Total Sales	$26,445	60.8%	$17,065	39.2%	$43,510	100.0%

IVR/Portal					$14,213	32.7%
Messaging					4,858	11.2%
Payment					3,852	8.8%

Total Solutions					22,923	52.7%

Customer and Software Support					15,194	34.9%
Managed Services					5,393	12.4%

Total Services					20,587	47.3%

Total Sales					$43,510	100.0%

Intervoice, Inc.
Revenues by Market and Geography
For the Year Ended February 29, 2004
($s in 000s)

	North		Rest of
	America		World		Total
Solutions	$47,820	57.2%	$35,792	42.8%	$83,612	100.0%
Customer and Software Support	42,211	74.1%	14,731	25.9%	56,942	100.0%
Managed Services	7,658	31.0%	17,066	69.0%	24,724	100.0%

Total Sales	$97,689	59.1%	$67,589	40.9%	$165,278	100.0%

IVR/Portal					$54,191	32.8%
Messaging					10,812	6.5%
Payment					18,609	11.3%

Total Solutions					83,612	50.6%

Customer and Software Support					56,942	34.4%
Managed Services					24,724	15.0%

Total Services					81,666	49.4%

Total Sales					$165,278	100.0%